Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DECEMBER 16, 2014

CHESAPEAKE ENERGY CORPORATION ANNOUNCES CLOSING OF $4.0 BILLION

SENIOR UNSECURED REVOLVING CREDIT FACILITY

OKLAHOMA CITY, December 16, 2014 – Chesapeake Energy Corporation (NYSE:CHK) announced today that it closed on a new five-year, $4.0 billion senior unsecured revolving credit facility. The new facility replaces the existing $4.0 billion senior secured revolving credit facility that was scheduled to mature in December 2015. The aggregate commitments may be increased up to an additional $1.0 billion, and the new credit agreement matures December 15, 2019 with two one-year extension options, each of which is subject to lender approval and certain customary provisions.

Nick Dell’Osso, Chesapeake’s Chief Financial Officer, commented, “We are very pleased with the size and terms of our new credit facility, which is more flexible and has been structured to include investment grade-like terms, and allows Chesapeake to release nearly $6.0 billion of proved reserve-based collateral. The improved credit terms available to our company today, despite this time of significant market volatility, serve as recognition of Chesapeake’s greatly simplified balance sheet and dramatically improved operating and financial results. This facility provides a significant amount of liquidity to Chesapeake while offering great optionality to take advantage of current market conditions.”

The new credit facility was led by MUFG Union Bank, N.A., as administrative agent, co-syndication agent, swingline lender and a letter of credit issuer, and Wells Fargo Bank, National Association, as co-syndication agent, swingline lender, and a letter of credit issuer. Bank of America, N.A., Crédit Agricole Corporate and Investment Bank, and JPMorgan Chase Bank, N.A. are co-documentation agents and letter of credit issuers. MUFG Union Bank, N.A. and Wells Fargo Securities, LLC served as joint lead arrangers and joint bookrunners for the transaction. Chesapeake intends to use the proceeds of the new unsecured credit facility for working capital and general corporate purposes.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 11th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company’s operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing and compression businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION

Brad Sylvester, CFA (405) 935-8859 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact that express or imply our current expectations or forecasts of future events. They include, but are not limited to, the effect of the new credit facility on the Company’s ability to achieve investment grade terms and to release nearly $6.0 billion of collateral, which is based on the Company’s ability to maintain its credit rating with Moody’s Investors Services, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”) at specified levels, as described in the new credit facility. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Factors that could cause actual results to differ materially from expected results include those described under “Risk Factors” in Item 1A of our 2013 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission on February 27, 2014. These risk factors include: the ability of the Company to maintain its credit rating with Moody’s or S&P at specified levels, as described in the new credit facility; the volatility of natural gas, oil and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; declines in the prices of natural gas and oil potentially resulting in a write-down of our asset carrying values; the availability of capital on an economic basis, including based on planned asset sales and credit ratings, to fund reserve replacement costs; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; hedging activities resulting in lower prices realized on natural gas, oil and NGL sales; the need to secure hedging liabilities and the inability of hedging counterparties to satisfy their obligations; drilling and operating risks, including potential environmental liabilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing, air emissions and endangered species; a deterioration in general economic, business or industry conditions having a material adverse effect on our results of operations, liquidity and financial condition; oilfield services shortages, gathering system and transportation capacity constraints and various transportation interruptions that could adversely affect our revenues and cash flow; adverse developments and losses in connection with pending or future litigation and regulatory investigations; cyber-attacks adversely impacting our operations; and an interruption at our headquarters that adversely affects our business. In addition, this transaction is subject to closing conditions, including third-party consents, and may not be completed in the time frame anticipated or at all.

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